Exhibit 10.4
AMENDING AGREEMENT NO. 3

THIS AMENDING AGREEMENT NO. 3 (this “Amending Agreement”) is made as of January 21, 2020 between the parties to the Credit Agreement (as hereinafter defined).
WHEREAS:
A.Reference is made to the credit agreement dated as of August 4, 2015 between, inter alios, SSR Mining Inc. (formerly Silver Standard Resources Inc.), as borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Canadian Imperial Bank of Commerce, as administrative agent (the “Agent”), as amended by amending agreement no. 1 dated as of May 31, 2016 and amending agreement no. 2 dated June 8, 2017 (collectively, the “Credit Agreement”)
B.The Borrower, the Lenders and the Agent wish to amend the Credit Agreement on the terms and conditions set out herein.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1One Amending Agreement. This Amending Agreement amends the Credit Agreement. This Amending Agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this Amending Agreement had been contained in the Credit Agreement as of the date of this Amending Agreement.
1.2Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:
(a)terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and
(b)all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).
1.3Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.
1.4References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

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ARTICLE 2
AMENDMENTS

2.1Deleted Definitions. The definitions of “Permitted Notes Refinancing”, “Permitted Notes Reference Date”, and “Refi Plan” are deleted from Section 1.1.
2.22013 Notes. The following definitions are added to Section 1.1 in alphabetical order:
“2013 Notes” means the 2.875% convertible senior notes due 2033 issued by the Borrower pursuant to the indenture dated as of January 16, 2013.
“2013 Notes Redemption” means the redemption of the 2013 Notes by the holders thereof on or about February 1, 2020.
2.3Fundamental Change. The definition of “Fundamental Change” in Section 1.1 is deleted in its entirety and replaced with the following:
“Fundamental Change” has the meaning set out in the 2013 Notes.
2.4Permitted Notes. The definition of “Permitted Notes” in Section 1.1 is deleted in its entirety and replaced with the following:
“Permitted Notes” means, collectively,:
(a)The 2013 Notes; and
(b)any other unsecured notes constituting securities under applicable Law issued by the Borrower after the Closing Date under one or more indentures where the maturity date or mandatory redemption date thereof is no earlier than six months following the Maturity Date and there are no scheduled principal repayments prior thereto.
2.5Permitted Notes Indebtedness. All references to “Permitted Note Indebtedness” are changed to “Permitted Notes Indebtedness”.
2.6Permitted Repayment. The definition of “Permitted Repayment” in Section 1.1 is deleted in its entirety and replaced with the following:
“Permitted Repayment” means any Payment of Permitted Notes Indebtedness:
(a)made with respect to scheduled interest;
(b)made by way of conversion into Equity Securities issued by the Borrower;
(c)funded directly with the net proceeds of Equity Securities or other Permitted Note Indebtedness issued by the Borrower not more than 60 days prior to such Payment;

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(d)if, immediately following such Payment, Available Liquidity would be greater than U.S.$100,000,000; and

(e)pursuant to the 2013 Notes Redemption.

2.7Repayment of Loans. Section 2.7 is deleted in its entirety, and replaced with the following:

2.7Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

2.8Standby Fees. Section 2.10(1) is amended by deleting the last sentence thereof

2.9Alternate Rate of Interest. Section 2.12 is deleted in its entirety, and replaced with the following.

(1)If prior to the commencement of any Interest Period for a LIBO Rate Borrowing or the commencement of any Contract Period for a B/A Borrowing:
(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that:
(i)adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or
(ii)there is no market for B/As; or
(b)the Administrative Agent is advised by a Lender that:
(i)the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its LIBO Rate Loans included in such Borrowing for such Interest Period; or
(ii)the Discount Rate for such Contract Period will not adequately and fairly reflect the cost to such Lender of issuing or maintaining its B/As included in such Borrowing for such Contract Period, then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing or B/A Borrowing, as applicable, shall be ineffective, and (B) if any Borrowing Request requests a LIBO Rate Borrowing or B/A Borrowing, as applicable, such Borrowing shall be made as a Base Rate Borrowing or Canadian Prime Borrowing, as applicable; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for LIBO Rate Borrowings or B/A Borrowings, as applicable, may be made to Lenders that are not affected thereby.

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(2)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section (2) will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section (2), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section (2). Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Loan of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of, or conversion to. Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBO Rate will not be used in any determination of Base Rate. In this Section (2), the following terms have the meanings set out below:

“Benchmark Replacement” means the sum of:

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(a)the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to:

(i)any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the FRBNY; or

(ii)any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities; and

(b)the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to:

(a)any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the FRBNY; or

(b)any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

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(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of:

(i)the date of the public statement or publication of information referenced therein; and

(ii)the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means

(a)in the case of a Benchmark Transition Event, the earlier of:

(i)the applicable Benchmark Replacement Date; and

(ii)if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than [90] days after such statement or publication, the date of such statement or publication); and

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(b)in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section (2), and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section (2).

“Early Opt-in Election” means the occurrence of:

(a)(i)    a determination by the Administrative Agent; or

(ii)    a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined;

that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section (2), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate; and

(b)(i)    the election by the Administrative Agent; or

(ii)    the election by the Required Lenders;

to declare that such determination has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the FRBNY.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)Conditions. Section 4.2 is amended by (i) moving the word “and” from the end of clause to the end of clause (b), replacing the “;” at the end of clause (c) with “.”, and (iii) deleting clause (d).

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2.10Permitted Notes Refinancing. Section 5.1(14) is deleted in its entirety and replaced with the following:

(14)    Intentionally Deleted.

2.11Available Liquidity. Section 5.1(12)(d) is deleted in its entirety and replaced with the following:

(d)Available Liquidity. At all times prior to and including February 4, 2020, maintain Available Liquidity of not less than U.S.$100,000,000. On January 31, 2020 the Borrower shall deliver to the Administrative Agent a Compliance Certificate setting out the pro forma Available Liquidity following completion of the 2013 Note Redemption based upon the amount of 2013 Notes surrendered by their holders as at 5:00 p.m. on such date, and a failure to satisfy such test on a pro forma basis shall constitute an immediate Event of Default.

2.12Events of Default. Section 7.1(f) is deleted in its entirety and replaced with the following:

(f)    (i) any Material Indebtedness is not paid when due; or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.1(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale or transfer are sufficient to, and are applied to, reduce such secured Indebtedness to nil;

2.13SPPC Easement. Pursuant to an instrument dated August 1, 2019, Marigold Mining Company granted an easement over certain lands (the “Subject Lands”) in favour of Sierra Pacific Power Company (“SPPC”) for the purposes of constructing, operating, maintaining and removing certain communications facilities and electric line systems for the distribution and transmission of electricity (the “SPPC Easement”). The Borrower represents and warrants that the SPPC Easement does not materially detract from the value of the Subject Lands or interfere with the ordinary conduct of the business of any Credit Party, such that it constitutes a Permitted Lien. The Lenders authorize and direct the Administrative Agent to execute and deliver a consent and subordination agreement in favor of SPPC with respect to the SPPC Easement and the Subject Lands in such form as the Administrative Agent may, in its sole discretion, approve.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1Confirmation of Representations. The Borrower represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)this Amending Agreement and the Confirmation appended hereto has been duly authorized, executed and delivered by each of the signatory Credit Parties;

(b)the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)no Default or Event of Default has occurred and is continuing; and

(d)the representations and warranties contained in Article 3 (other than those that are made particular to a specific date) are true and correct as if made on the date hereof.

ARTICLE 4
CONDITIONS

4.1Conditions Precedent. This Amending Agreement shall become effective on the date upon which there has been receipt by the Administrative Agent of:

(a)a counterpart of this Amending Agreement executed by each party hereto; and

(b)a counterpart of the Confirmation appended to this Amending Agreement, executed by each Guarantor;

(c)payment of a legal fees invoiced to date by counsel for the Administrative Agent

For the avoidance of doubt, upon and regardless of the date on which such conditions precedent are met, the effective date of this Amending Agreement will be as of January 21, 2020.

ARTICLE 5
GENERAL

5.1Confirmation. Except as specifically stated herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. All Secured Liabilities under the Credit Agreement shall be continuing with only the terms thereof being modified as provided in this Amending Agreement, and this Amending Agreement shall not evidence or result in a novation of such Secured Liabilities.

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5.2Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

5.4Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

5.6Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.7Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amending Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amending Agreement.

[signatures on the following pages]

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

CANADIAN IMPERIAL BANK OF COMMERCE,
as Lender and Administrative Agent

By:     /s/ Peter Rawlins
Name:    Peter Rawlins
Title:    Managing Director

By:     /s/ Kazim Mehdi
Name:    Kazim Mehdi
Tile:    Executive Director

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

THE BANK OF NOVA SCOTIA,
as Lender

By:     /s/ Kurt Foellmer
Name:     Kurt Foellmer
Title:     Director

By:     /s/ Priya Francis
Name:     Priya Francis
Title:     Associate

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

BANK OF MONTREAL, as Lender

By: /s/ Ben Rough
Name: Ben Rough
Title: Director
By:
Name:
Title:

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

SSR MINING INC.

By:

        /s/ Gregory Martin
Name: Gregory Martin
Title:     Senior Vice President and Chief Financial Officer

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CONFIRMATION

Each undersigned Guarantor acknowledges and irrevocably consents to the terms of the Amending Agreement. Each undersigned Guarantor further represents, warrants, and confirms to the Agent, for the benefit of each Secured Party, that:

(a)the Group Guarantee and the guarantees and indemnities granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(b)such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrower under the Amended Credit Agreement;

(c)the Security Documents and the Liens granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(d)the secured liabilities described in the Security Documents include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto; and

(e)all references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents.

SSR MINING INC.
SILVER STANDARD CANADA HOLDINGS LTD. SILVER STANDARD US HOLDINGS INC. SILVER STANDARD MARIGOLD INC. INTERTRADE METALS CORP.
INTERTRADE METALS LIMITED PARTNERSHIP SILVER STANDARD VENTURES INC.
SSR DURANGO, S.A. DE C.V. MARIGOLD MINING COMPANY SGO MINING INC.
in each case by its authorized signatory

    /s/ Gregory Martin
Name: Gregory Martin

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